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                                                                     Exhibit 5.1
                            SCHNEIDER WEINBERGER LLP

                                Attorneys-at-Law


                      2200 Corporate Boulevard, Suite 210
                         Boca Raton, Florida 33431-7307


                                                                     Telephone
James M. Schneider, P.A.                                          (561) 362-9595
Steven I. Weinberger, P.A.                                           Facsimile
                                                                  (561) 362-9612
                                    "CORRES"

                                  May 14, 2004


Net 1 UEPS Technologies, Inc.
744 West Hastings Street, Suite 325
Vancouver, BC V6C 1A5
CANADA

      Re: Registration Statement on Form S-4 (the "Registration Statement") Net 1 UEPS Technologies, Inc. (the "Company")
           -----------------------------------------------------------------

Dear Sir or Madam:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration on the Company's Registration Statement on Form S-4 of (i) 192,967,138 shares of the Company's special convertible preferred stock (the "Special Preferred Stock") issuable in connection with the Company's acquisition of Net 1 Applied Technology Holdings Limited ("Aplitec"), and (ii) the issuance of 192,967,138 shares of common stock upon conversion of the Special Preferred Stock in connection with the Aplitec acquisition, (the Special Preferred Stock and the common stock to be issued as referred to above are collectively referred to as the "Registerable Shares"), all as described in the Registration Statement.

     In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) resolutions to be approved by the Company's shareholders approving the amendment to the Articles of Incorporation increasing the authorized capitalization of the Company, authorizing the issuance of the Registerable Shares, and other matters, all as descried in the Registration Statement; (d) the Registration Statement and the exhibits thereto; (e) the agreements, instruments and documents pursuant to which the Registerable Shares are to be issued; and (f) such other matters of law as we have deemed

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Net 1 UEPS Technologies, Inc.
May 14, 2004
Page 2 of 2


necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company without independently checking or verifying the accuracy of such documents, records and instruments.

     Based upon and subject to the foregoing, we are of the opinion that following an increase in the number of shares of common stock and preferred stock that the Company is authorized to issue and designation of the Special Preferred Stock, the Registerable Shares, when issued in accordance with their terms and, upon receipt by the Company of the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                       Sincerely,

                                       SCHNEIDER WEINBERGER LLP

                                       By: /s/ James M. Schneider, Esq.
                                           ----------------------------
                                           James M. Schneider, Esq.

JMS:sjm